                                                                   EXHIBIT 10.14


                               SECURITY AGREEMENT
                                   (Borrower)

         THIS SECURITY AGREEMENT dated as of January 31, 1996 (this "Agreement"), is by and between SNELLING AND SNELLING, INC., a Pennsylvania corporation (the "Debtor") and THE FIRST NATIONAL BANK OF BOSTON, as agent for itself and the other Banks (as defined in the hereafter defined Credit Agreement) (the "Secured Party").

                                R E C I T A L S:

         A. The Debtor, the banks named therein, and the Secured Party have entered into that certain Credit Agreement of even date herewith (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein).

         B. The Secured Party and the Banks have conditioned their obligations under the Credit Agreement upon the execution and delivery of this Agreement by the Debtor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                 "ACCOUNT" means any "account", as such term is defined in
         Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance; (b) all accounts receivable of the Debtor; (c) all rights of the Debtor to receive any payment of money or other form of consideration, including, without limitation, all rights to receive payments under franchise agreements (including the rights to any override commission, franchise fees or license fees payable thereunder and excluding the rights to any cooperative advertising fees to be deposited into the Promotion Fund) and any agreements creating Paybill Arrangements; (d) all security pledged, assigned, or granted to or held by the Debtor to secure any of the foregoing; (e) all letters of credit securing, guaranties of, or indemnifications with respect to, any of the foregoing; and (f) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.





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                 "CHATTEL PAPER" means any "chattel paper", as such term is defined in Section 9.105(a)(2) of the UCC.

                 "COLLATERAL" has the meaning specified in SECTION 2.1 of this Agreement.

                 "COPYRIGHT LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Copyright.

                 "COPYRIGHTS" means all of the following: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of the Debtor; (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

                 "COPYRIGHT SECURITY AGREEMENT" means the copyright security agreement to be executed and delivered by the Debtor to the Secured Party, substantially in the form of Exhibit "A" hereto, as such agreement may hereafter be amended, supplemented, or otherwise modified from time to time.

                 "DOCUMENT" means any "document", as such term is defined in
         Section 9.105(a)(6) of the UCC, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods.

                 "EQUIPMENT" means any "equipment", as such term is defined in
         Section 9.109(2) of the UCC, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, fixtures, trade fixtures, trailers, rolling stock, vessels, aircraft, and vehicles now owned or hereafter acquired by the Debtor and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

                 "FINANCIAL ASSET" means any "financial asset" as such term is defined in Section 8.102 (a) of the UCC.

                 "GENERAL INTANGIBLES" means any "general intangibles", as such term is defined in Section 9.106 of the UCC, whether now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all of the Debtor's Intellectual Property and all other service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of the Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of the Debtor to retrieve data and other information from third parties; (c) all of the Debtor's contract rights, including, without limitation, all rights





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         arising under franchise agreements and other agreements creating
         Paybill Arrangements and all Lockbox Agreements; (d) all rights of the Debtor to payment under letters of credit and similar agreements; (e) all tax refunds and tax refund claims of the Debtor; (f) all causes in action and causes of action of the Debtor (whether arising in contract, tort, or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor; (g) all rights and claims of the Debtor under warranties and indemnities; and (h) all rights of the Debtor under any insurance, surety, or similar contract or arrangement.

                 "INSTRUMENT" means any "instrument", as such term is defined in Section 9.105(a)(9) of the UCC, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of the Debtor.

                 "INTELLECTUAL PROPERTY" means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

                 "INVENTORY" means any "inventory", as such term is defined in
         Section 9.109(4) of the UCC, whether now owned or hereafter acquired by the Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the
         Debtor: (a) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (c) all wrapping, packaging, advertising and shipping materials of the Debtor; (d) all goods that have been returned to, repossessed by, or stopped in transit by the Debtor; and (e) all Documents evidencing ownership of any inventory.

                 "INVESTMENT PROPERTY" means any "investment property" as such term is defined in Section 9.115(a)(b) of the UCC.

                 "IP SECURITY AGREEMENT" means the Patent Security Agreement, the Copyright Security Agreement or the Trademark Security Agreement.

                 "PATENT LICENSES" means any written agreement now or hereafter in existence granting to the Debtor any right to use any invention on which a Patent is in existence including, without limitation, the agreements described on SCHEDULE 3 hereto.

                 "PATENTS" means all of the following: (a) all patents, patent applications and patentable inventions of the Debtor, including without limitation, those set forth on SCHEDULE 3 hereto, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all other rights and benefits relating to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.





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                 "PATENT SECURITY AGREEMENT" means the patent security
         agreement to be executed and delivered by the Debtor to the Secured Party, substantially in the form of EXHIBIT "B" hereto, as such agreement may hereafter be amended, supplemented, or otherwise modified from time to time.

                 "PROCEEDS" means any "proceeds", as such term is defined in
         Section 9.306 of the UCC and, in any event, shall include, but not be limited to: (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority); (c) all Instruments, Documents, Chattel Paper and General Intangibles received or arising in connection with a disposition of the Collateral; and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                 "PROMOTION FUND" means all funds held by Debtor or its Subsidiaries which represent cooperative advertising fees paid by Franchisees.

                 "TRADEMARK LICENSE" means any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark including, without limitation, the agreements identified on
         SCHEDULE 3 hereto.

                 "TRADEMARKS" means all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any other country or any political subdivision thereof, including, without limitation, those described in SCHEDULE 3 hereof; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

                 "TRADEMARK SECURITY AGREEMENT" means the trademark security agreement to be executed and delivered by the Debtor to the Secured Party, substantially in the form of Exhibit "C" hereto, as such agreement may hereafter be amended, supplemented, or otherwise modified from time to time.

                 "UCC" means the Uniform Commercial Code as in effect in the State of Texas; PROVIDED, that if by mandatory provisions of law, the perfection or effect of perfection





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         or non-perfection of the security interest created hereunder in any
         Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provision hereof relating to such perfection or the effect of perfection or non-perfection.

         Section 1.2 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings as set forth in the UCC.

                                   ARTICLE 2

                               SECURITY INTEREST

         Section 2.1 SECURITY INTEREST. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), the Debtor hereby collaterally assigns to Secured Party, and grants to the Secured Party a security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the "Collateral"):

         (a)     all Accounts;

         (b)     all Chattel Paper;

         (c) all deposit accounts (including disbursement, lockbox, and concentration accounts but excluding the Promotion Fund) of Debtor maintained with Agent or any bank, all cash deposited therein from time to time and other monies and property of Debtor in the possession or under the control of Agent or any bank;

         (d)     all Documents;

         (e)     all Equipment;

         (f)     all General Intangibles;

         (g)     all Instruments;

         (h)     all Inventory;

         (i)     all Financial Assets and any other Investment Property; and





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         (j)     all Proceeds and products of any or all of the foregoing.

         Section 2.2 DEBTOR REMAINS LIABLE. Notwithstanding anything to the contrary contained herein, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under any of the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         To induce the Secured Party to enter into this Agreement and the Credit Agreement, the Debtor represents and warrants to the Secured Party and the Banks that:

         Section 3.1 ACCOUNTS. Unless the Debtor has given the Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an Eligible Account, the Debtor shall be deemed to have represented and warranted to the Secured Party as to each of such Accounts that
(a) each such Account is genuine and in all respects what it purports to be,
(b) each such Account represents the legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor,
(c) the amount of each such Account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted and contra accounts, in each case, arising in the ordinary course of business and (d) no Account is subject to any offset, counterclaim, or other defense.

         Section 3.2 FINANCING STATEMENTS. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of the Secured Party pursuant to this Agreement or as permitted under the Credit Agreement. The Debtor does not do business and has not done business within the past five (5) years under a trade name or any name other than (a) the name set forth at the beginning of this Agreement which is its exact name as set forth in its certificate of incorporation and (b) the names set forth on
SCHEDULE 1 hereto.

         Section 3.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business and chief executive office of the Debtor, and the office where the Debtor keeps its books and records, is located at the "Address for Notices" for Debtor set forth in the Credit Agreement.

         Section 3.4 LOCATION OF COLLATERAL. SCHEDULE 1 attached hereto sets forth all locations where the Debtor maintains Collateral (except certain computer Equipment which constitutes Collateral and is held by Franchisee in the ordinary course of Debtor's business) and all other locations where the Debtor has a place of business. The Debtor does not carry on any business





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in any location other than as set forth on SCHEDULE 1.  SCHEDULE 1 correctly identifies the landlords or mortgagees, if any, of the locations described thereon. No Persons have possession of any of the Collateral except Debtor, Secured Party, Franchisees who hold computer equipment owned by Debtor in the ordinary course of Debtor's business, the financial institutions and brokerage company described on SCHEDULE 1.1(a) to the Credit Agreement or except as otherwise reflected on SCHEDULE 1. No Collateral other than computer Equipment owned by Debtor and held by Franchisees has been located in any state or county other than as disclosed on SCHEDULE 1 within the last four (4) months from the date hereof. None of the Inventory or Equipment of the Debtor is evidenced by a Document (including, without limitation, a negotiable document of title). All Instruments, Documents, letters of credit and Chattel Paper which constitute Collateral of the Debtor have been delivered to the Secured Party except as permitted by SECTION 4.6 hereto. All certificates of title evidencing Equipment have been delivered to Secured Party except as permitted by SECTION
9.10 of the Credit Agreement. The book value of all fixtures of Debtor at any location does not exceed Ten Thousand Dollars ($10,000) per location. The book value of all computer Equipment of Debtor held by any one Franchisee does not exceed Seven Thousand Five Hundred Dollars ($7,500.00) per Franchisee. The aggregate book value of all Equipment of Debtor and each Granting Subsidiary evidenced by certificates of title does not exceed One Hundred Thousand Dollars ($100,000.00).

         Section 3.5 PERFECTION. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on SCHEDULE 2 attached hereto, the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, the filing of the Copyright Security Agreement with the United States Copyright Office and upon the Secured Party's obtaining possession of all Instruments, Documents and Chattel Paper pledged hereunder, the security interest in favor of the Secured Party created herein will constitute a valid and perfected Lien upon and security interest in the Collateral, (excluding Collateral which constitutes fixtures and as otherwise provided in SECTION 9.10 of the Credit Agreement) subject to no equal or prior Liens other than Liens permitted by the Credit Agreement.

         Section 3.6      INTELLECTUAL PROPERTY.

                 (a) All of the Intellectual Property is subsisting, valid and enforceable. The information contained on SCHEDULE 3 hereto is true, correct and complete. All Intellectual Property of the Debtor is identified on
SCHEDULE 3 hereto.

                 (b) The Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Intellectual Property, except for licenses granted by Debtor to Franchisees from time to time, in the ordinary course of business, free and clear of any Liens other than Liens permitted by the Credit Agreement, including, without limitation, any pledges, assignments, licenses, user agreements and covenants by the Debtor not to sue third Persons.

                 (c) No claim has been made that the use by Debtor of any of the Intellectual Property violates or may violate the rights of any third Person.

                 (d)      Each of the Patents and Trademarks identified on
SCHEDULE 3 hereto has been properly registered with the United States Patent and Trademark Office and each of the





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Copyrights identified on SCHEDULE 3 hereto has been properly registered with the United States Copyright Office.

                                   ARTICLE 4

                                   COVENANTS

         The Debtor covenants and agrees with the Secured Party that until the Obligations are paid and performed in full and all Commitments of the Banks and the Secured Party to the Debtor have terminated:

         Section 4.1 MODIFICATION OF COLLATERAL. Without the prior written consent of the Secured Party or unless the same is subsequently properly reported on the Borrowing Base Report next due following such event, the Debtor shall not (a) grant any extension of time for any payment with respect to any of the Collateral, (b) compromise, compound, or settle any of the Collateral for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment with respect to the Collateral, (d) allow any credit or discount for payment with respect to the Collateral, or (e) release any Lien or guaranty securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 4.2 BAILEES. If any of the Collateral is at any time in the possession or control of any warehouseman, bailee, any of the Debtor's agents or processors or any other third Person (excluding computer Equipment held by Franchisees in the ordinary course of Debtor's business and excluding Collateral held in the deposit and brokerage accounts that are not Lockbox Accounts), the Debtor shall notify such warehouseman, bailee, agent, processor or third Person of the security interest created hereunder, shall instruct such Person to hold such Collateral for the Secured Party's account subject to the Secured Party's instructions and shall take all actions deemed necessary or desirable by Secured Party to protect and perfect its security interest in the Collateral such Person is to hold with the priority required by the Loan Documents. After the occurrence of a Default and when otherwise required pursuant to Section 9.10 of the Credit Agreement, upon Secured Party's request Debtor shall notify each Franchisee in possession of computer Equipment and each financial institution or broker who holds an account of the type described in the preceding sentence of the security interest created hereunder, shall instruct each such Person to hold the Collateral it holds for Secured Party's account subject to the Secured Party's instructions and shall take all actions deemed necessary or desirable by Secured Party to protect and perfect its security interest in such Collateral with the priority required by the Loan Documents.

         Section 4.3 MORTGAGEE AND LANDLORD WAIVERS. Upon Secured Party's request which can be made at any time and from time to time after a Default, the Debtor shall cause each mortgagee of real property owned by the Debtor and each landlord of real property leased by the Debtor to execute and deliver instruments satisfactory in form and substance to the Secured Party by which such mortgagee or landlord waives its rights, if any, in the Collateral.

         Section 4.4 CORPORATE CHANGES. The Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless the Debtor shall have given the Secured Party





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thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to make each financing statement not seriously misleading. The Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

         Section 4.5 EQUIPMENT AND INVENTORY. The Debtor shall keep all Equipment and Inventory at the locations specified on Schedule 1 hereto or, with respect to computer Equipment held by Franchisees in the ordinary course of Debtor's business, with the Franchisees or, upon thirty (30) days prior written notice to the Secured Party, at such other places within the United States of America where all action required to perfect the Secured Party's security interest in the Equipment and Inventory with the priority required by the Loan Documents shall have been taken. The Debtor shall maintain the Equipment and Inventory in good condition and repair (ordinary wear and tear excepted). The Debtor shall not permit any waste or destruction of the Equipment and Inventory or any part thereof. The Debtor shall not permit the Equipment and Inventory to be used in violation of any law, rule, or regulation or inconsistently with the terms of any policy of insurance. The Debtor shall not use or permit any of the Equipment and Inventory to be used in any manner or for any purpose that would impair its value or expose it to unusual risk.

         Section 4.6 COLLECTIONS ON ACCOUNTS; DELIVERY OF COLLATERAL. In connection with the collections on Accounts, the Debtor, at the Secured Party's direction, shall take such actions as the Secured Party may deem necessary or advisable to enforce collections on the Accounts. Except as otherwise provided in this Agreement, the Debtor shall have the right to receive Instruments, letters of credit, and Chattel Paper included in the Collateral, to receive and further negotiate in the ordinary course of business all Documents (including, without limitation, documents of title) evidencing Inventory, and to receive, retain and draw under, in the ordinary course of business, all letters of credit included in the Collateral, but the Debtor shall promptly deliver all other Collateral (the possession of which is necessary to perfect the security interest therein) and all Proceeds to the Secured Party. If an Event of Default shall have occurred and be continuing, the Debtor shall, upon the request of the Secured Party, deliver all Instruments, letters of credit, Chattel Paper, and Documents constituting Collateral to the Secured Party. The Debtor shall deliver to the Secured Party all certificates of title evidencing the title to Collateral hereafter acquired, except as otherwise provided by the terms of SECTION 9.10 of the Credit Agreement.

         Section 4.7 LOCKBOX OF PROCEEDS. The Debtor shall instruct all customers and other Persons obligated with respect to all Accounts and other Collateral to make all payments with respect thereto, except for obligations to make payments to the Promotion Fund, to a post office box or boxes in accordance with the terms of the Lockbox Agreements to which Debtor is a party. Debtor shall irrevocably instruct each depository bank who has entered into a Lockbox Agreement with it to remit all proceeds of such payments (except to the extent such proceeds are for cooperative advertising fees paid by Franchisees, in which case such proceeds shall be segregated and remitted to the Promotion
Fund) directly to Agent on a daily basis by automated clearing house debit directly for credit to the Concentration Account or by wire transfer to Agent





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for direct application to the Obligations in accordance with the Credit
Agreement. Any income received by the Secured Party with respect to the balance from time to time standing to the credit of the Concentration Account shall remain, or be deposited, in the Concentration Account. In addition to the foregoing, the Debtor agrees that if any Proceeds (including, without limitation, the payments made in respect of Accounts) shall be received by it, the Debtor shall as promptly as possible deposit such Proceeds into the Concentration Account. Until so deposited, all such Proceeds shall be held in trust by the Debtor for the benefit of the Secured Party and shall be segregated from any other funds or property of the Debtor.

         Section 4.8 DEPOSIT AND BROKERAGE ACCOUNTS. Debtor shall not amend or modify any Lockbox Agreement. Debtor shall not open any new deposit or brokerage account or otherwise utilize any deposit or brokerage account other than the Contribution Account, the Disbursement Account and the other deposits or brokerage accounts disclosed on SCHEDULE 1.1(a) of the Credit Agreement unless Debtor shall have given the Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by the Secured Party to cause its security interest therein to be perfected (subject to the provisions of Section 9.10(a)(iv) of the Credit Agreement) with priority required by the Loan Documents. Prior to the occurrence and continuance of an Event of Default, the Debtor may make purchases and sales of Investment Property in its brokerage account in accordance with the restrictions on investment set out in the Credit Agreement but after the occurrance and during the continuance of an Event of Default the Debtor shall not be authorized to make purchases and sales of the Investment Property held therein. At no time shall Debtor withdraw any funds or Investment Property from its brokerage account unless such funds or the proceeds of the Investment Property so withdrawn are immediately applied by the Debtor to the Obligations or deposited in the Concentration Account.

         Section 4.9      INTELLECTUAL PROPERTY.

                 (a) The Debtor shall prosecute diligently all applications in respect of Intellectual Property, now or hereafter pending.

                 (b) The Debtor shall make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks if, in any such case, of any value.

                 (c) The Debtor shall preserve and maintain all of its rights in the Intellectual Property as necessary to operate its business and shall protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by all appropriate action, including the commencement and prosecution of legal proceedings to recover damages for infringement, as necessary to operate its business and to defend and preserve its rights in the Intellectual Property as necessary to operate its business.

                 (d) The Debtor shall not abandon any of the Intellectual Property necessary in the conduct of its business.

                 (e) The Debtor shall not sell or assign any of its interest in, or grant any license under (except as permitted by SECTION 5.3 hereof and except for the license of Intellectual Property to Franchisees in the ordinary course of business), any of the Intellectual Property





SECURITY AGREEMENT - Page 10
without the prior written consent of the Secured Party and shall maintain the quality of any and all products and services with respect to which the Intellectual Property is used. The Debtor shall not enter into any agreement, including, but not limited to any licensing agreement, that is or may be inconsistent with the Debtor's obligations under this Agreement or any of the other Loan Documents.

                 (f) If the Debtor shall obtain rights to or become entitled to the benefit of any Intellectual Property not identified on Schedule 3 hereto, the Debtor shall give the Secured Party prompt written notice thereof and the provisions of this Agreement shall automatically apply thereto and the Debtor hereby authorizes the Secured Party to modify or update SCHEDULE 3 hereto and the schedule to the applicable IP Security Agreement to include any new Intellectual Property.

                 (g) Upon the occurrence of any event that would require any addition to or modification of SCHEDULE 3 hereto or upon the request of the Secured Party, the Debtor shall furnish to the Secured Party statements and schedules further identifying the Intellectual Property and such other rights in connection with the Intellectual Property as the Secured Party may request. Promptly upon the request of the Secured Party, the Debtor shall modify this Agreement by amending SCHEDULE 3 hereto and the schedule to the applicable IP Security Agreement to include any Intellectual Property that becomes part of the Collateral or to the extent not already executed, shall execute the applicable IP Security Agreement to cover such Intellectual Property.

                 (h) If an Event of Default shall have occurred and be continuing, the Debtor shall use its best efforts to obtain any consents, waivers, or agreements necessary to enable the Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

                 (i) The Debtor shall concurrently herewith and upon the occurrence of the events described in clauses (f) or (g) of this Section 4.8, execute and deliver to the Secured Party, as applicable, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, any required modifications thereto and all other documents, instruments and other items as may be necessary for the Secured Party to file such agreements with the United States Copyright Office, the United States Patent and Trademark Office and any similar domestic or foreign office, department, or agency.

                                   ARTICLE 5

                          RIGHTS OF THE SECURED PARTY

         Section 5.1 POWER OF ATTORNEY. THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF THE DEBTOR OR IN ITS OWN NAME, TO TAKE AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTION AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH THE SECURED PARTY AT ANY TIME AND FROM TIME TO





SECURITY AGREEMENT - Page 11

TIME DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE DEBTOR HEREBY GIVES THE SECURED PARTY THE POWER AND RIGHT ON BEHALF OF THE DEBTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE TO OR THE CONSENT OF THE DEBTOR:

                                (i)        to demand, sue for, collect, or
receive in the name of the Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

                                (ii)       to pay or discharge taxes, Liens, or
other encumbrances levied or placed on or threatened against the Collateral;

                                (iii)      to send requests for verification to
account debtors and other obligors;

                                (iv)       to notify post office authorities to
change the address for delivery of mail of the Debtor to an address designated by the Secured Party and to receive, open and dispose of mail addressed to the Debtor; and

                                (v)        (A) to direct account debtors and
any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as the Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to grant or issue any exclusive or nonexclusive license under or with respect to any of the Intellectual Property; (K) to endorse the Debtor's name on all applications, documents, papers and instruments necessary or desirable in order for the Secured Party to use any of the Intellectual Property; (L) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (M) to





SECURITY AGREEMENT - Page 12
sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Secured Party's security interest therein.

         THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE OBLIGATIONS ARE PAID IN FULL. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Secured Party in this Agreement, and the Secured Party shall not be liable for any failure to do so or any delay in doing so. Neither the Secured Party nor any Person designated by the Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on the Secured Party solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

         Section 5.2 ASSIGNMENT BY THE SECURED PARTY. Subject to the terms of the Credit Agreement, the Secured Party may at any time assign or otherwise transfer all or any portion of its rights and obligations under the Loan Documents (including, without limitation, the Obligations) to any other Person, and such Person shall thereupon become vested with all the benefits thereof granted to the Secured Party herein or otherwise.

         Section 5.3 LICENSE. If no Event of Default shall have occurred and be continuing, the Debtor shall have the exclusive, non-transferrable right and license to use the Intellectual Property in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

                                   ARTICLE 6

                                    Default

         Section 6.1 RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party shall have the following rights and remedies:

                 (a) In addition to all other rights and remedies granted to the Secured Party in this Agreement or in any other Loan Document or by applicable law, the Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, the Secured Party may (i) without demand or notice to the Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose the Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Secured Party's offices





SECURITY AGREEMENT - Page 13
or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of the Debtor, which right or equity of redemption is hereby expressly waived and released by the Debtor. Upon the request of the Secured Party, the Debtor shall assemble the Collateral and make it available to the Secured Party at any place designated by the Secured Party that is reasonably convenient to the Debtor and the Secured Party. The Debtor agrees that the Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses and other costs and expenses incurred by the Secured Party in connection with the collection of the Obligations and the enforcement of the Secured Party's rights under this Agreement. The Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full. The Secured Party may apply the Collateral against the Obligations in such order and manner as the Secured Party may elect in its sole discretion. The Debtor waives all rights of marshaling, valuation and appraisal in respect of the Collateral.

                 (b) The Secured Party may cause any or all of the Collateral held by it to be transferred into the name of the Secured Party or the name or names of the Secured Party's nominee or nominees.

                 (c) The Secured Party may exercise any and all rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

                 (d) The Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

                 (e) On any sale of the Collateral, the Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.





SECURITY AGREEMENT - Page 14

                 (f) For purposes of enabling the Secured Party to exercise its rights and remedies under this SECTION 6.1 and enabling the Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, the Debtor hereby grants to the Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign, license, or sublicense any of the Intellectual Property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns and transferees of the Secured Party.

                 (g) The Secured Party may require that the Debtor assign all of its right, title and interest in and to the Intellectual Property or any part thereof to the Secured Party or such other Person as the Secured Party may designate pursuant to documents satisfactory to the Secured Party.

                                   ARTICLE 7

                                 Miscellaneous

         Section 7.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, successors and assigns, except that the Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Banks.

         Section 7.2 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 7.3 NOTICES. All notices and other communications provided for in this Agreement shall be given in accordance with the notice provisions set forth in the Credit Agreement.

         Section 7.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 7.5 HEADINGS. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.





SECURITY AGREEMENT - Page 15

         Section 7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.7 WAIVER OF BOND. In the event the Secured Party seeks to take possession of any or all of the Collateral by judicial process, the Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 7.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.9 TERMINATION. If all of the Obligations shall have been paid and performed in full and all Commitments of the Banks to the Debtor shall have expired or terminated, the Secured Party shall, upon the written request of the Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and the Secured Party shall duly assign and deliver to the Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                       DEBTOR:

                                       SNELLING AND SNELLING, INC.


                                       By: /s/ J. RUSSELL CREWS
                                          -------------------------------------
                                       Name:    J. Russell Crews
                                       Title:   Senior Vice President


                                       SECURED PARTY:

                                       THE FIRST NATIONAL BANK OF BOSTON, as
                                       agent


                                       By: /s/ WILLIAM C. PURINTON
                                          -------------------------------------
                                       Name:    William C. Purinton
                                       Title:   Vice President



SECURITY AGREEMENT - Page 16